EXHIBIT 10.7

                         BOISE CASCADE CORPORATION

                         SUPPLEMENTAL PENSION PLAN

                    (As Amended Through July 29, 1999)

ARTICLE I

     1. PURPOSE OF THE PLAN. It is the policy of Boise Cascade Corporation to provide retirement benefits to eligible employees in accordance with the terms and conditions of the Company's retirement plans.
 Under certain circumstances the effect of federal and state tax laws may preclude payment of full benefits to which an employee is otherwise entitled out of the assets of the Company's retirement plans qualified under Section 401 of the Internal Revenue Code of 1986 (the "Code"). In addition, the election of certain employees to voluntarily defer receipt of otherwise taxable and pensionable compensation may have the effect of reducing the amount of retirement benefits which such employees would otherwise be entitled to receive out of the Company's tax-qualified retirement plans. In order to ensure that employees of the Company receive the full retirement benefits earned during the course of their employment with the Company, the Company will provide benefits as described in this Plan.


ARTICLE II

     2.     DEFINITIONS.

            2.1 "Act" means the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended from time to time.

            2.2 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            2.3 "Company" means Boise Cascade Corporation and any of its subsidiaries or affiliated business entities participating in the Pension Plan.

            2.4 "Compensation" means a Participant's compensation as defined in the Pension Plan, but without regard to any limitations required by Section 401(a)(17) of the Code, and including amounts voluntarily deferred at the Participant's election under any of the nonqualified deferred compensation plans of the Company.

            2.5     "Effective Date" means January 1, 1994.

            2.6 "Maximum Benefit" means the monthly equivalent of the maximum benefit permitted by the Code to be paid to a participant in the Company's Pension Plan, taking into account all limitations required by the Code in order for the Pension Plan to retain its qualified status under
Section 401 of the Code.

            2.7 "Participant" means any employee of the Company who is an active Participant in the Pension Plan on or after the Effective Date and whose pension benefits determined on the basis of the provisions of the Pension Plan, without regard to the limitations of the Code, would exceed the Maximum Benefits permitted under the Code.

            2.8 "Pension Plan" means the Boise Cascade Corporation Pension Plan for Salaried Employees, as amended from time to time.

            2.9 "Plan" means the Boise Cascade Corporation Supplemental Pension Plan, as amended from time to time, which shall be an unfunded plan providing benefits for a select group of senior management or highly compensated employees of the Company.

            2.10 "Plan Administrator" means the individual designated by the Company as the Plan Administrator for purposes of compliance with the requirements of the Act.

            2.11 "Unrestricted Benefit" means the maximum monthly normal, early, or deferred vested (or disability) retirement benefit, whichever is applicable, which a Participant has earned, calculated in accordance with the benefit formula under the Pension Plan and determined without regard to any limitations imposed by the Code, including but not limited to limitations under Code Sections 401(a)(17) and 415. The amount of the Unrestricted Benefit shall be based on a Participant's Compensation as defined in this Plan.

            2.12 All capitalized terms used herein not otherwise defined shall have the meaning ascribed to such terms under the Pension Plan.

ARTICLE III

     3.     BENEFITS.

            3.1 NORMAL RETIREMENT BENEFIT. Upon the Normal Retirement of a Participant, as defined in the Pension Plan, a Participant shall be entitled to a monthly benefit under this Plan equal in amount to his or her Unrestricted Benefit minus the Maximum Benefit.

            3.2 EARLY RETIREMENT BENEFIT. Upon the early retirement of a Participant as provided under the Pension Plan, such Participant shall be entitled to a monthly benefit under this Plan equal to his or her Unrestricted Benefit minus the Maximum Benefit.

            3.3 DEFERRED VESTED RETIREMENT BENEFIT. If a Participant terminates employment with the Company and is entitled to a deferred vested retirement benefit provided under the Pension Plan, such Participant shall be entitled to a monthly benefit under this Plan equal to his or her Unrestricted Benefit minus the Maximum Benefit.

            3.4 SPOUSAL PENSION BENEFIT. Subject to Section 3.5 below, on the death of a Participant whose spouse is eligible for a pre- or post-retirement surviving spouse benefit under the Pension Plan, the Participant's surviving spouse shall be entitled to a monthly benefit equal to the surviving spouse benefit determined in accordance with the provisions of the Pension Plan without regard to the limitations under the Code, minus the Maximum Benefit.

            3.5     FORMS OF BENEFIT PAYMENT.

                    (a) If on the date of a Participant's termination of employment with the Company his or her accrued vested benefit under this Plan is less than $5,000 in present value (calculated in accordance with present value determinations under the Pension Plan), such benefit shall be distributed in a lump sum on or about February 1 of the calendar year following the year in which termination of employment occurred.

                    (b) If on the date of a Participant's termination of employment with the Company his or her accrued vested benefit under this Plan is equal to or greater than $5,000 in present value (calculated in accordance with present value determinations under the Pension Plan), such benefit shall be distributed in a lump sum on or about February 1 of the calendar year following the year in which termination of employment occurred, unless the Participant elects a form of benefit payment described in Subsection (i) or (ii) below:

                            (i)     A Participant described in
paragraph (b) above may elect to have benefits payable under Sections 3.1, 3.2, 3.3, or 3.4 of this Article III paid in such form and at such time as benefits are paid to the Participant (or beneficiary, if applicable) under the Pension Plan; or

                            (ii)     A Participant described in paragraph
(b) above may elect to have his or her benefit paid in monthly installments over a period not to exceed 15 years, commencing no later than the first of the month following the Participant's 65th birthday. A Participant electing this form of distribution shall be eligible to have, upon written request to the Company at any time after payment of benefits has commenced, the present value of his or her unpaid benefit distributed in a lump sum. Any such lump sum distribution, less a 10% penalty, shall be paid as soon as administratively feasible after the Company's receipt of such request.

            3.6 TAXES. The Company shall deduct from all payments made under this Plan all applicable federal or state taxes required by law to be withheld.

ARTICLE IV

     4.     PLAN ADMINISTRATION.

            4.1 ADMINISTRATOR. The Plan shall be administered by the Company, acting through its Retirement Committee, which shall have complete and unrestricted authority to interpret the Plan and issue such administrative rules and procedures as it deems appropriate, in its sole discretion. The Plan Administrator shall have the duty and responsibility of maintaining records, making the requisite calculations, and disbursing the payments hereunder. The Plan Administrator's interpretations, determinations, procedures, and calculations shall be final and binding on all persons and parties concerned.

            4.2 AMENDMENT AND TERMINATION. The Company may amend or terminate the Plan at any time, acting through the Executive Compensation Committee of the Company's Board of Directors, provided, however, that no such amendment or termination shall adversely affect a benefit to which a Participant or his or her beneficiary is entitled under Article III prior to the effective date of such amendment or termination unless such Participant or beneficiary becomes entitled to an amount equal to such benefit under another plan or policy adopted by the Company.

            4.3 PAYMENTS. The Company will pay all benefits arising under this Plan and all costs, charges, and expenses relating hereto.

            4.4 NONASSIGNABILITY OF BENEFITS. The benefits payable hereunder or the right to receive future benefits under the Plan may not be anticipated, alienated, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefit becomes bankrupt, the interest under the Plan of the person affected may be terminated by the administrator which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate, in its sole discretion.

            4.5 STATUS OF PLAN. The benefits under this Plan shall not be funded but shall constitute liabilities by the Company payable when due.

            4.6 EMPLOYMENT NOT GUARANTEED. This Plan is not intended to and does not create a contract of employment in any manner. Employment with the Company is at will, which means that either the employee or the Company may end the employment relationship at any time and for any reason.
 Nothing in this Plan changes or should be construed as changing that at-will relationship.

            4.7 APPLICABLE LAW. All questions pertaining to the construction, validity, and effect of this Plan shall be determined in accordance with the laws of the United States and, to the extent not preempted by such laws, by the laws of the state of Idaho.

            4.8 DEFERRED COMPENSATION AND BENEFITS TRUST. Upon a Potential Change in Control of the Company (as defined in the Company's Deferred Compensation and Benefits Trust (the "DCB Trust"), the Company shall calculate using reasonable assumptions, the present value of all amounts payable under this Plan (the "Funding Amount") and, thereupon, shall transfer to the trustee of the DCB Trust an amount equal to 105% of the funding amount in cash or marketable securities, to be held by the trustee subject to and in accordance with the terms of the DCB Trust. For purposes of calculating the funding amount, any employee whose employment has not previously been terminated and who is entitled to benefits hereunder shall be deemed for this purpose to have terminated his or her employment with the Company upon the later of the second anniversary of the Potential Change in Control or the date as of which that calculation is being made.

                    Upon a Change in Control of the Company (as defined in the DCB Trust), the assets of the DCB Trust shall be used to pay benefits under this Plan, except to the extent the Company pays such benefits. The Company and any successor shall continue to be liable for the ultimate payment of those benefits.

            4.9 APPEALS PROCEDURE. Claims for benefits under this Plan shall be subject to determination and review by the Company. If any Participant disagrees with the Company's determination of benefits hereunder, the Participant shall have the right to appeal the Company's determination in accordance with procedures adopted by the Company applicable to appeals under the Pension Plan.